Exhibit 99.1

Unaudited Pro Forma Financial Statements
On March 31, 2014, Avaya Inc. completed the sale of the IT Professional Services (“ITPS”) consulting group of its wholly-owned subsidiary, Avaya Government Solutions, Inc., to Camber Corporation pursuant to a stock purchase agreement previously reported in the Company’s Current report on Form 8-K filed with the SEC on February 21, 2014.
The unaudited pro forma financial statements have been developed by applying pro forma adjustments to Avaya Inc.’s historical Consolidated Financial Statements prepared in accordance with accounting principles generally accepted in the United States of America and give effect to the divestiture of the ITPS business. The unaudited pro forma Statements of Operations for the three months ended December 31, 2013 and 2012 and for the fiscal years ended September 30, 2013, 2012 and 2011 assume that the divestiture of the ITPS business occurred October 1, 2010, the first day of fiscal 2011. The unaudited pro forma Balance Sheet as of December 31, 2013 assumes that the divestiture occurred on that date.
The unaudited pro forma financial statements are presented based on currently available information and are intended for informational purposes only. These unaudited pro forma financial statements are not necessarily indicative of what Avaya Inc.’s results of operations or financial condition would have been had the divestiture been completed on the dates assumed. In addition, they are not necessarily indicative of Avaya Inc.’s future results of operations or financial condition. Beginning in the second quarter of fiscal 2014, the historical financial results of the ITPS business for periods prior to the divestiture will be reflected in Avaya Inc.’s Consolidated Financial Statements as discontinued operations.
The unaudited pro forma financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma financial statements, (ii) the audited Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Avaya Inc.’s Form 10-K for the year ended September 30, 2013 filed with the SEC on November 22, 2013, and (iii) the unaudited financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in Avaya Inc.’s Form 10-Q for the three months ended December 31, 2013 filed with the SEC on February 14, 2014.